UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 17, 2009
Builders FirstSource, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-51357	52-2084569

(Commission File Number)	(IRS Employer Identification No.)
2001 Bryan Street, Suite 1600, Dallas, Texas 75201
(Address of Principal Executive Offices, Including Zip Code)
(214) 880-3500
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b) On November 17, 2009, Charles Horn announced his resignation as Senior Vice President and Chief Financial Officer of Builders FirstSource, Inc. (the “Company”) effective as of November 23, 2009.
(c) Effective on November 23, 2009, the Board of Directors of the Company named M. Chad Crow as the Company’s Senior Vice President and Chief Financial Officer. Mr. Crow, age 41, has been Vice President — Controller of the Company since May 2000. He joined the Company in September 1999 as Assistant Controller. Prior to joining the Company, he served in a variety of positions at Pier One Imports, most recently as Director of Accounting. Prior to Pier One, Mr. Crow spent four years at PriceWaterhouse. Mr. Crow is a C.P.A. and received his B.B.A. degree from Texas Tech University.
In connection with his appointment to the new position, the Company’s Compensation Committee will review Mr. Crow’s compensation and make a recommendation to the Board of Directors regarding any changes in the compensation that the Committee believes are appropriate.
ITEM 9.01. Financial Statements and Exhibits.
(c) Exhibits.
See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.
By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President, General Counsel and Secretary

Dated: November 23, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release reporting leadership changes at Builders FirstSource, Inc., issued by Builders FirstSource, Inc., on November 23, 2009.